UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2008

ENTROPIC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of Principal Executive Offices and Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entropic Communications, Inc., a Delaware corporation (“Entropic”), and Silicon Valley Bank (“SVB”) are parties to that certain Loan and Security Agreement dated April 11, 2007, as amended in January 2008 and April 2008 (the “Loan Agreement”). Under the terms of the Loan Agreement, Entropic is entitled to receive advances of up to $10,000,000, secured by substantially all of Entropic’s tangible and intangible assets excluding intellectual property (the “A/R Line”). The amount available under the A/R Line may be decreased by certain commitments, such as the $1.2 million standby letter of credit that secures Entropic’s performance under its headquarters facilities lease. Interest is payable on amounts drawn under the A/R Line on a monthly basis at an annual interest rate equal to the prime rate plus 0.5% if Entropic maintains a liquidity ratio of at least 1.75 to 1, or the prime rate plus 2.0% if Entropic maintains a liquidity ratio of less than 1.75 to 1.

On May 20, 2008, Entropic entered into an Amendment to Loan and Security Agreement with SVB (the “Amendment”) to further amend the Loan Agreement to, among other things, provide Entropic the option (the “Booster Option”) of increasing the maximum amount of the A/R Line from $10,000,000 to $15,000,000 at any time before April 11, 2009, subject to payment by Entropic of a commitment fee of $15,000 on the date that Entropic exercises its Booster Option pro-rated for the remainder of the year until April 11, 2009 and the satisfaction by Entropic of certain specified conditions. Upon exercise of its Booster Option, if ever, Entropic will be required to maintain a tangible net worth of at least $50,000,000 on a consolidated basis. In connection with the execution of the Amendment, Entropic paid SVB an amendment fee in the amount of $5,000. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

As of May 20, 2008, there were no amounts outstanding under the A/R Line and $8,605,000 was available under the A/R Line.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 15, 2008, Entropic entered into a Lease Termination Agreement (the “Termination Agreement”) with Trizec Sorrento Towers, LLC, a Delaware limited liability company (“Trizec”), to terminate that certain Standard Office Lease dated September 29, 2005 by and between Entropic and Trizec (as successor-in-interest to Arden Realty Limited Partnership and Trizec Cal Holdings, LLC), as amended on May 30, 2006 and January 26, 2007 (the “Lease”). The Lease governed the terms and conditions under which Entropic rented 22,300 square feet of space (the “Facility”) that formerly housed a portion of Entropic’s headquarters in San Diego, California and which Entropic vacated in February 2008. Under the Lease, Entropic was required to pay Trizec a monthly rent of $58,988.16 through August 2008, a monthly rent of $60,999.12 from September 2008 through August 2009, and a monthly rent of $63,233.52 from September 2009 through May 2010.

Upon the execution of the Termination Agreement, the Lease was terminated effective as of midnight on May 15, 2008 upon the satisfaction of the following contingencies: (i) Trizec’s entry into a lease agreement with a third party for the Facility (the “New Lease”), and (ii) the satisfaction or waiver of any express conditions to the effectiveness of the New Lease. In connection with the execution of the Termination Agreement, Entropic paid to Trizec a total fee of $702,296.30. The fee consisted of a cash amount of $634,243.73 which Entropic delivered to Trizec concurrently with the execution of the Termination Agreement, and an additional $63,233.52 in security deposits and $4,819.05 in unapplied credits due that Trizec was entitled to retain under the terms of the Termination Agreement. The Termination Agreement also provided for the mutual release of liabilities and obligations arising, after the termination date, from or in connection with the provisions of the Lease. A copy of the Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Document
99.1	Amendment to Loan and Security Agreement dated May 20, 2008 by and between the Registrant and Silicon Valley Bank.

99.2	Lease Termination Agreement dated May 15, 2008 by and between the Registrant and Trizec Sorrento Towers, LLC (as successor-in-interest to Arden Realty Limited Partnership and Trizec Cal Holdings, LLC)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: May 20, 2008	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Amendment to Loan and Security Agreement dated May 20, 2008 by and between the Registrant and Silicon Valley Bank.

99.2	Lease Termination Agreement dated May 15, 2008 by and between the Registrant and Trizec Sorrento Towers, LLC (as successor-in-interest to Arden Realty Limited Partnership and Trizec Cal Holdings, LLC)